    Exhibit 21.1

Subsidiaries of Barnes & Noble Education, Inc.

1.B&N Education, LLC, a Delaware limited liability company

2.Barnes & Noble College Booksellers, LLC, a Delaware limited liability company
3.BNED Digital Holdings, LLC, a Delaware limited liability company
4.BNED LoudCloud, LLC, a Delaware limited liability company
5.BNED MBS Holdings, LLC, a Delaware limited liability company
6.Cram LLC, a Delaware limited liability company
7.Educate Ahora LLC, a Delaware limited liability company
8.Edúcate Ahora México, S. de R.L. de C.V., a Mexican company
9.Etudier Facile LLC, a Delaware limited liability company
10.LoudCloud Systems Private Limited, an Indian subsidiary
11.MBS Automation LLC, a Delaware limited liability company
12.MBS Direct, LLC, a Delaware limited liability company
13.MBS Internet, LLC, a Delaware limited liability company
14.MBS Service Company LLC, a Delaware limited liability company
15.MBS Textbook Exchange, LLC, a Delaware limited liability company
16.PaperRater, LLC, a Delaware limited liability company
17.Promoversity LLC, a Delaware limited liability company
18.Student Brands, LLC, a Delaware limited liability company
19.Study Mode LLC, a California limited liability company
20.Studymode Technologies Private Limited, an Indian company
21.TextbookCenter LLC, a Delaware limited liability company
22.Trabalhos Feitos, LLC, a Delaware limited liability company
23.TXTB.com LLC, a Delaware limited liability company
24.Worldwide Knowledge LLC, a Delaware limited liability company